CONSENT OF MESSRS. BATTLE FOWLER





                  We consent to the reference to our Firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Virginia Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on November 5, 1997.


                                            BATTLE FOWLER LLP



New York, New York
November 5, 1997

650483.1